CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-135622, No. 333-137551, No. 333-138202, No. 333-139422, No. 333-141198 and Form S-8 No- 333-137534) of Gentium S.p.A. and in the related Prospectuses of our report dated April 27, 2007, with respect to the financial statements of Gentium S.p.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2006.

RECONTA ERNST & YOUNG S.P.A.

Milan, Italy
April 30, 2007